© Copyright 2009 EMC Corporation. All rights reserved. EMC and Data Domain June 1st, 2009 Exhibit 99.1

© Copyright 2009 EMC Corporation. All rights reserved.
This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i)
adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) our ability to protect our proprietary technology; (iv) risks associated with managing the growth of our business, including risks associated with acquisitions and investments and the challenges and costs of integration, restructuring and achieving anticipated synergies; (v) fluctuations in VMware, Inc.’s operating results and risks associated with trading of VMware stock; (vi) competitive factors, including but not limited to pricing pressures and new product introductions; (vii) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (viii) component and product quality and availability; (ix) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (x) insufficient, excess or obsolete inventory; (xi) war or acts of terrorism; (xii) the ability to attract and retain highly qualified employees; (xiii) fluctuating currency exchange rates; (xiv) litigation that we may be involved in;
and (xv) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S.
Securities and Exchange Commission.  Statements in this release regarding market conditions are based on current expectations.
These statements are forward-looking, and actual results may differ materially.  EMC disclaims any obligation to update any forward-looking statements in this release after the date of this release.
The tender offer referred to in this presentation has not yet commenced. This presentation is neither an offer to purchase nor a solicitation of an offer to sell any shares of Data Domain. The solicitation and the offer to buy shares of Data Domain common stock will be made pursuant to an offer to purchase and related materials that EMC intends to file with the U.S. Securities and
Exchange Commission. At the time the tender offer is commenced, EMC and a wholly owned subsidiary of EMC, intend to file a
Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer. EMC and its wholly owned subsidiary intend to mail these documents to the stockholders of Data
Domain. These documents will contain important information about the tender offer and stockholders of Data Domain are urged to read them carefully when they become available. Investors and stockholders of Data Domain will be able to obtain a free copy of these documents (when they become available) and other documents filed by EMC and its wholly owned subsidiary with the SEC at the website maintained by the SEC at
www.sec.gov.
In addition, the tender offer statement and related materials may be obtained for free (when they become available) by directing such requests to EMC Corporation at Attention: Office of the General
Counsel, 176 South Street, Hopkinton, MA 01748.
Forward-looking Statements and Additional
Information

© Copyright 2009 EMC Corporation. All rights reserved.
EMC proposal to acquire Data Domain
Proposal specifics
– To acquire all outstanding shares of Data Domain for $30.00 per share in cash
– Represents a 20% premium to offer proposed by NetApp
– Total Enterprise Value of approximately $1.8 Billion, net of Data Domain’s cash
– Tender offer to commence promptly
– Expected to be neutral to EMC Non-GAAP earnings in 2009 and accretive in 2010
About Data Domain
– A leading provider of deduplication storage solutions
– Fiscal Year 2008 revenues of $274 Million
– Headquarters in Santa Clara, CA; 825 employees
Key benefits of EMC proposal
– Next generation backup and archive solutions are a key opportunity
– EMC and Data Domain offerings are highly complementary and together will be best positioned solution to help customers and partners
– Enables Data Domain to accelerate its business via leveraging EMC’s superior strength and scale
– Enhances EMC revenue potential; expect next generation backup and archive business to be over $1 Billion in revenue in 2010
– Superior $30.00 per share all cash proposal offers greater certainty and faster time to close

© Copyright 2009 EMC Corporation. All rights reserved.
The Opportunity
1.  Data deduplication is a fast growing opportunity within the storage market
2.  Data deduplication is accelerating the adoption of next-generation disk-
based backup and archive solutions, providing functionally superior and cost effective alternatives to tape
3.  To address the entire IT backup market, different applications require different deduplication approaches
4.  Data Domain is the market leader today in “target” based deduplication platforms
5.  When combined with EMC’s Avamar, the market leader in “source”
based deduplication, we will offer a best of breed portfolio across all deduplication use cases

© Copyright 2009 EMC Corporation. All rights reserved.
Source and Target Backup and Archive
Reduces data at source
Minimizes network requirements
Ideal for virtual environments
Reduces data at storage target
Works with existing backup environments
Leverages high-performance networks
Applications
Source
Dedupe
Datacenter
Applications
Target
Dedupe
Network
Network

EMC² where information lives

Avamar
Data Domain + DL4000
Next Generation Backup and Archive

© Copyright 2009 EMC Corporation. All rights reserved.
Backup and Archive Use Cases
Target
Source
Virtualized
Environments
Remote / Branch
Offices
Edge
Devices
3
rd
Party
Backup
Datacenter
NAS / SAN
High
Transaction Apps
Relieves backup bottlenecks, enables
greater server consolidation ratios
Protects ROBOs with highest WAN
efficiency and with consistent DC policies
Protects enterprise desktops / laptops with
low device overhead
Heterogeneous target for existing backup
applications
Enterprise infrastructure support
High-change rate, large data sets

© Copyright 2009 EMC Corporation. All rights reserved.
EMC Next Generation Backup Solutions
EMC Avamar DD 120 DD 5xx DD 6xx EMC DL4xxx EMC DLm
EMC Enterprise VTL Data Domain
Target Source
Avamar VM
Operating System

© Copyright 2009 EMC Corporation. All rights reserved.
Benefits for EMC
Opportunity
– Data deduplication is an important, fast growing opportunity within storage software market
Products and Solutions
– Complementary products and technology
– Accelerates EMC’s ability to create a compelling next generation backup and archive solution set for customers
Vision and Strategy
– Next generation backup solutions are integral to EMC’s vision and strategy regarding the virtual data center and cloud computing
Financial
– Enhances EMC revenue potential
– Next generation backup and archive solutions business expected to be over $1
Billion in revenue in 2010
– Additive to revenue growth
– Accretive to non-GAAP EPS in 2010

© Copyright 2009 EMC Corporation. All rights reserved.
Benefits for Data Domain
Structure
– Data Domain will operate as a product division within EMC
More resources
– EMC will enhance this division with additional technology, products and investment
Larger market opportunity
– Today – EMC’s significantly larger size and international market presence means
Data Domain can grow more rapidly and effectively with EMC than with NetApp
– Tomorrow – EMC has a vision for next generation back up and archive solutions based on the combination of Data Domain and existing EMC technologies – NetApp cannot offer this same opportunity
Integral to major shifts in IT
– Next generation backup and archive opportunity is a key factor in the evolution of the virtual data center and cloud computing
EMC’s scale
– Can accelerate and increase market presence by leveraging EMC’s clearly superior strength, sales reach, partner network, customer base, service, etc
Superior $30.00 per share, all cash proposal
– Offering greater certainty of value and faster time to close

© Copyright 2009 EMC Corporation. All rights reserved.
Benefits for Customers and Partners
EMC customers
– Enhanced next generation backup and archive solution set
– Ability to buy Data Domain products supported by EMC’s global scale, service and support
– Confidence that these capabilities are implemented within the context of their plans for virtual data centers and the cloud
Data Domain customers
– Confidence in Data Domain as supported by EMC’s scale, services and support
– Data Domain part of a more compelling total solution as opposed to a separate decision
– Data Domain capabilities will be more complementary to their overall IT architecture plans
Partners
– EMC partners will have broader solutions via access to these products
– Data Domain partners will have access to EMC’s broader portfolio and programs

© Copyright 2009 EMC Corporation. All rights reserved.
Summary
Market opportunity
– Next generation backup and archive solutions are an exciting opportunity.
Leading solutions
– EMC and Data Domain offerings are highly complementary and together will be the best positioned solution to help customers.
Acceleration
– Data Domain can accelerate by leveraging EMC’s superior strength, sales reach, partner network, customer base, support, etc.
Revenue potential
– Expect next generation backup and archive business to be over $1 Billion in revenue in 2010.
Financial benefit
– Superior $30.00 per share, all cash offer.  Accretive to 2010 non-GAAP EPS.

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